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                                   EXHIBIT A

                     Form of Stockholder Written Consent























                                     -16-

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                               WRITTEN CONSENT

                   IN LIEU OF A MEETING OF THE STOCKHOLDERS

                                      OF

                   AMERICAN CONSOLIDATED GROWTH CORPORATION



          The undersigned, being holders of the issued and outstanding stock of American Consolidated Growth Corporation, a Delaware corporation (the "Corporation"), in accordance with Section 228 of Title 8 of the Delaware Code hereby consent to take the following actions without a meeting:

          RESOLVED, that, on the recommendation of the Board of Directors of the Corporation, the stockholders hereby approve, confirm, ratify and authorize the merger of Eleventh Hour, Inc. with INS Acquisition Sub, Inc. pursuant to the terms of that certain Agreement and Plan of Merger, dated December 20, 1996, by and among International Nursing Services, Inc., INS Acquisition Sub, Inc., Eleventh Hour, Inc. and the Corporation; and further

          RESOLVED, that, on the recommendation of the Board of Directors of the Corporation, the stockholders hereby approve, confirm, ratify and authorize an amendment to the Certificate of Incorporation of the Corporation reducing the number of authorized shares of stock so that the total number of shares that the Corporation shall have the authority to issue is 21,000,000 shares, of which 1,000,000 shares shall be Preferred Stock, par value
          $0.10 per share, and 20,000,000 shares shall be Common Stock, par value $0.10 per share; and further

          RESOLVED, that Louis F. Coppage, Margie Dole and B.
          Mack Devine are elected as directors of the Corporation to hold office until the next annual meeting of the Board

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          of Directors or until their successors are elected and
          qualified.

          IN WITNESS WHEREOF, the undersigned, being holders of the issued and outstanding stock of the Corporation have, by execution of the following signature pages, hereunto set their hand to be effective as specified above.

                          STOCKHOLDER'S SIGNATURE





Date:                                Name:
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                                          [Please print name exactly as it
                                          appears on the stock certificate, if
                                          more than one name, please  include
                                          all names]


                                          SIGNATURES FOR INDIVIDUALS:

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                                          ------------------------------------

                                          ------------------------------------
                                          [All stockholders named on the stock
                                          certificate must sign the Consent]

                                          SIGNATURES FOR CORPORATION,
                                          PARTNERSHIP, TRUST, IRA ACCOUNT
                                          OR OTHER ENTITY:

                                          ------------------------------------

                                          Title:
                                                ------------------------------


                           ----------------------------
                                  Written Consent
                    In Lieu of a Meeting of the Shareholders of
                     National Marketing Alliance Holding, Inc.
                                 (Signature Page)

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                                       [Please indicate title of person signing]


























                           ----------------------------
                                  Written Consent
                    In Lieu of a Meeting of the Shareholders of
                     National Marketing Alliance Holding, Inc.
                                 (Signature Page)